EXHIBIT 10.8

                               CANEUM, INC.

                   ROBERT F. MITRO EMPLOYMENT AGREEMENT

     This Agreement is entered into as of October 28, 2003, (the "Effective Date") by and between Caneum, Inc. (the "Company"), and Robert F. Mitro ("Individual").

     1.   Duties and Scope of Employment.

          (a) Positions and Duties. As of the Effective Date Individual will serve as Vice-Chairman of the Board of Directors of the Company (as set forth in Section 1(b) below) and as an employee of the Company with a title to be agreed upon from time to time by Company and Individual. Subject to Section 1(c) below, Individual will render such business and professional services in the performance of his duties, related to strategic planning, corporate and product development and general business and financial matters, as will reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Individual's employment under this Agreement is referred to herein as the "Employment Term."

          (b) Board Membership. During the Employment Term, the Company agrees that Individual may serve as a member and Vice-Chairman of the Board, subject to any required Board and/or stockholder approval.
Individual may resign his service on the Board at any time, which resignation shall in no way affect this Agreement.

          (c) Obligations; Outside Business Activities. Individual shall not be required to devote his entire business time, ability and attention to the business of the Company, and the Company agrees and acknowledges that Individual, during the term of this Agreement and thereafter, may be engaged in other business endeavors both in the same and other industries, both competitive and non-competitive with the Company, that will require the time, ability and attention of Individual; however, Individual agrees to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of this Agreement; provided, however, that in no case shall Individual be required to devote in excess of 25% of his business time and effort to providing services hereunder; and, provided further, that Individual shall not be required to provide services in connection with the offer or sale of securities of the Company in a capital-raising transaction, or to provide services to directly or indirectly promote or maintain a market for the securities of the Company. Other than non-waiveable fiduciary duties and duties of loyalty to the Company that Individual may owe to the Company in Individual's capacity as a member of the Board, Individual shall have no affirmative duty to bring business opportunities to the attention of the Company or to report potential competitive issues between the Company's activities and Individual's other business activities other than those activities conducted on behalf of the Company.

     2.   [Intentionally Omitted]

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     3.   Compensation.

          (a) Base Salary. During the Employment Term, the Company will pay Individual an annual salary of $60,000 as compensation for his services (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding. Individual's salary will be subject to review and upward adjustments will be made based upon the Company's normal performance review practices.

          (b) Performance Bonus. Individual will be eligible to receive an annual bonus between 25.0% and 100.0% of the then applicable Base Salary, less applicable withholding taxes, upon achievement of annual performance objectives to be determined by the Board and Individual, which such objectives for the first year of this Agreement will be established within thirty (30) days of the Effective Date. These bonuses may be paid in either cash or unrestricted and registered stock subject to the determination of the Company's Compensation Committee based on the cash position of the Company at the time of the effective date of the Performance Bonus. Objectives for subsequent years will be determined as set forth herein within thirty (30) days of the beginning of each fiscal year of the Company.

          (c) Initial Option Grant. The option granted to Individual at the August 14, 2003 meeting of the Board (the "Option") shall continue in effect and the Grant of Stock Option (and the exhibits thereto) attached hereto as Exhibit B (the "Option Agreement") shall have been, or shall be as soon as administratively practicable following the Effective Date executed and delivered by Individual to the Company. The Option will be subject to the terms, definitions and provisions of the Company's 2002 Stock Option/Stock Issuances Plan (the "Option Plan") and the Option Agreement, both of which documents are incorporated herein by reference.

     4. Employee Benefits. During the Employment Term, Individual will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans. Failure to provide full medical, dental and vision coverage under a PPO or equivalent plan to Individual that will fully cover Individual, Individual's spouse and all Individual's dependents, during the Employment Term, will constitute a material breach of this Agreement.

     5.   Vacation.  Individual will be entitled to paid vacation of four
(4) weeks per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

     6. Expenses. The Company will reimburse Individual for reasonable travel, entertainment or other expenses incurred by Individual in the furtherance of or in connection with the performance of Individual's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

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     7.   Termination.

          (a) Termination Due To Death. Individual's employment and this Agreement shall terminate immediately upon Individual's death. If Individual's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

               (i) payment of any due but unpaid portion of the Base Salary through the date of such termination;

               (ii) reimbursement pursuant to Section 6 for any outstanding reasonable expenses Individual incurred or paid in performing hereunder;

               (iii) the right to elect continuation coverage of insurance benefits under the Company's plans to the extent permitted by law;

               (iv) full and immediate vesting of all outstanding stock options (and stock subject to vesting) issued to Individual;

               (v) any pension survivor benefits that may become due pursuant to any employee benefit plan or program of the Company; and

               (vi) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Individual.

          (b) Termination Due To Disability. The Company may terminate Individual's employment at any time if Individual becomes disabled, upon written notice by the Company to Individual. For all purposes under this Agreement, "Disability" shall mean that Individual, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of Individual's incapacity due to physical or mental illness. If Individual's employment is terminated due to his Disability, he shall be entitled to:

               (i) payment of any due but unpaid portion of the Base Salary through the date of such termination;

               (ii) reimbursement pursuant to Section 6 for any outstanding reasonable expenses Individual incurred or paid in performing hereunder;

               (iii) the right to elect continuation coverage of insurance benefits under the Company's plans to the extent permitted by law;

               (iv) full and immediate vesting of all outstanding stock options (and stock subject to vesting) issued to Individual;

               (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Individual.

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          As soon as administratively possible following the Effective
Date, the Company shall make available to the Individual, and other similarly-situated employees, a disability benefit plan, paid by the Company, that provides monthly payments to Individual equal to at least two thirds (2/3) of the highest monthly Base Salary Individual receives pursuant to this Agreement, which payment will continue for as long as Individual remains disabled.

          (c)  Termination For Cause.

          The Company may terminate Individual's employment at any time for Cause, provided that the Company gives written notice of termination to Individual as set forth below. If Individual's employment is terminated for Cause, as defined below, he shall be entitled to:

               (i) payment of any due but unpaid portion of the Base Salary through the date of such termination;

               (ii) reimbursement pursuant to Section 6 for any outstanding reasonable expenses Individual incurred or paid in performing hereunder;

               (iii) the right to elect continuation coverage of insurance benefits under the Company's plans to the extent permitted by law;

               (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Individual.

          For purposes of this Agreement, a termination for "Cause" shall mean: (i) the final conviction of Individual of, or Individual's plea of guilty or nolo contendere to, any felony involving moral turpitude,
(ii) fraud, misappropriation or embezzlement by Individual in connection with Individual's duties to the Company, or (iii) Individual's willful failure or gross misconduct in the performance of his duties to the Company.

          If the Company exercises its right to terminate the Individual for Cause, the Company shall: (1) give the Individual written notice of termination at least twenty (20) days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Individual a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to Individual and an opportunity for Individual to be heard in person by members of the Board, finding that the Individual has engaged in such conduct.

          (d) Termination By the Company Without Cause or Constructive Termination Without Cause. The Company may terminate the Individual's employment at any time without Cause, provided that it gives written notice of termination at least sixty (60) days before the date of such termination. If the Individual's service is terminated by the Company without Cause, or if there is a Constructive Termination Without Cause, as defined below, the Individual shall be entitled to receive from the Company the following:

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               (i)  payment of any due but unpaid portion of the Base
Salary  through the date of such termination;

               (ii) reimbursement pursuant to Section 6 for any outstanding reasonable expenses Individual incurred or paid in performing hereunder;

               (iii) the right to elect continuation coverage of insurance benefits under the Company's plans to the extent permitted by law;

               (iv) full and immediate vesting of all outstanding stock options (and stock subject to vesting) issued to Individual;

               (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Individual.

               (vi) payment of amounts equal to any premiums for health insurance continuation coverage under any Company health plans that is elected by the Individual or his beneficiaries pursuant to Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties for the remainder of the period from the date of termination to the end of the term provided in Section 2 hereof (notwithstanding early termination), but only so long as the Individual is not eligible for coverage under a health plan of another employer (whether or not he elects to receive coverage under that plan); and

               (vii) subject to limitations set forth below, a severance benefit in an amount equal to two and one half (2.5) times the largest Base Salary received by Individual under the Agreement if such termination occurs on or before July 31, 2004, and one (1) time the largest Base Salary received by Individual under the Agreement if such termination occurs after July 31, 2004, but only if (x) Individual executes an agreement releasing the Company from any further liability under this Agreement, (y) the period for revoking such release has expired, and
(z) Individual has not materially breached the Confidential Information
Agreement.

          The Individual shall be deemed to have earned and the Company shall pay to Individual 75% of the total severance benefit in Section 7(d)(vii) above within thirty (30) days after all of the applicable conditions are satisfied. The remaining 25% of the severance benefit will be deemed earned by Individual, and the Company shall pay to Individual such remaining 25% of the severance benefit within thirty (30) days following the first anniversary of the Individual's termination date unless the Individual materially breaches the Confidential Information Agreement during the one year period following the Individual's termination date, in which case such remaining 25% of the severance benefit will be deemed unearned and will not be paid. All severance benefits paid to the Individual shall be paid subject to all legally required payroll deductions and withholdings for sums owed by the Company to the Individual.

          For purposes of this Agreement, "Constructive Termination Without Cause" shall mean a termination of Individual at his own initiative following the occurrence, without the Individual's prior written consent, of one or more of the following events not on account of Cause:

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               (1)  a reduction in the Individual's then current Base
Salary, or a significant reduction by the Company in Individual's opportunities for earnings under any incentive compensation plans or bonus opportunity, or the termination or significant reduction of any benefit or perquisite enjoyed by Individual;

               (2) any relocation of the Company's office more than 10 miles from its location as of the Effective Date;

               (3) the failure of the Company to obtain an assumption in writing of its obligation to perform under this Agreement by any successor to all or substantially all of the assets of the Company in connection with any merger, consolidation, sale or similar transaction; or

               (4)  any material breach of this Agreement by the Company.

          In the event the Individual is terminated by the Company without Cause or there is a Constructive Termination Without Cause, each party shall provide the other with written notice not less than thirty (30) days before the effective date of the termination of employment.

          (e) Voluntary Termination. If the Individual voluntarily terminates his service on his own initiative for reasons other than his death, Disability, or Constructive Termination Without Cause, he shall be entitled to:

               (i) payment of any due but unpaid portion of the Base Salary through the date of such termination;

               (ii) reimbursement pursuant to Section 6 for any outstanding reasonable expenses Individual incurred or paid in performing hereunder;

               (iii) the right to elect continuation coverage of insurance benefits under the Company's plans to the extent permitted by law;

               (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Individual.

          Individual may voluntarily resign his employment and terminate the Agreement at any time by providing fifteen (15) days notice to the Company.

     8. Mitigation And Offset. If Individual's employment is terminated during the term of this Agreement pursuant to the provisions of Section 7(d), above, Individual shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of the Company to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that the Company may assert, or due to any other employment or source of income obtained by the Individual.

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     9.   Confidential Information.  Individual agrees to enter into the form of Confidential Information and Invention Assignment Agreement attached hereto as Exhibit A (the "Confidential Information Agreement") upon commencing employment hereunder.

     10. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Individual upon Individual's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Individual to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Individual's right to compensation or other benefits will be null and void.

     11. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

          If to the Company, to:

               Caneum, Inc.
               170 Newport Center Drive
               Suite 220
               Newport Beach, CA  92660

          With a copy (which shall not constitute notice) to:

               Ronald N. Vance
               Attorney at Law
               57 West 200 South
               Suite 310
               Salt Lake City, UT  84101

          If to Individual, to:

               Robert F. Mitro
               20 East Main Street
               Suite 19
               Los Gatos, CA  95030

     12. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

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     13.  Integration.  This Agreement, together with the Option Plan,
Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     14. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

     15. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

     16. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     17. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

     18. Acknowledgment. Individual acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     19. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.


               [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

CANEUM, INC.

By: /s/ Jason Daggett                   Date:  November 5, 2003
Title:  Director

INDIVIDUAL:

/s/ Robert F. Mitro                     Date:  November 6, 2003
Robert F. Mitro




         [SIGNATURE PAGE TO ROBERT F. MITRO EMPLOYMENT AGREEMENT]

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